EXHIBIT 99.1

CONTACT:

Tierney Saccavino

(917) 783-0251

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Completion of One-for-Six Reverse Stock Split

Common Stock to Begin Trading on a Split-Adjusted Basis upon Market Open on January 4, 2021

ARDSLEY, NY – December 31, 2020 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that it has completed the previously announced 1-for-6 reverse stock split of its outstanding and authorized shares of common stock. The reverse stock split became effective at 4:01 p.m. Eastern Time today, and the Company’s common stock will begin trading on a split-adjusted basis at the market open on January 4, 2021.

The reverse stock split was effected in accordance with the authorization adopted by Acorda’s stockholders at the Company’s Special Meeting of Stockholders held on July 31, 2020. The reverse stock split is intended to enable the Company to regain compliance with the $1.00 per share minimum bid price required for continued listing on The Nasdaq Global Select Market.

Pursuant to the reverse stock split, every six shares of Acorda’s issued and outstanding common stock were automatically combined and converted into one issued and outstanding share of common stock, and there was a proportionate reduction in the number of shares of the Company’s authorized common stock, from 370,000,000 to 61,666,666. Fractional shares resulting from the reverse stock split were rounded up to the next whole number. The reverse stock split applied equally to all outstanding shares of the common stock, and each stockholder held the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments resulting from the treatment of fractional shares.

Acorda’s common stock will continue to trade on The Nasdaq Global Select Market under the symbol “ACOR,” and the new CUSIP number is 00484M601.

Acorda has appointed its transfer agent, Computershare Trust Company, N.A. (“Computershare”), to act as exchange agent for the reverse stock split. Stockholders owning shares of common stock via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to brokers’ particular processes. Computershare will provide instructions to stockholders with physical certificates regarding the optional process for exchanging their pre-split stock certificates for post-split stock certificates.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market INBRIJA or any other products under development; the COVID-19 pandemic, including related quarantines and travel restrictions, and the potential for the illness to affect our employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures and take other actions which are necessary for us to continue as a going concern; risks associated with the trading of our common stock and our announced reverse stock split; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; third party payers (including governmental agencies) may not reimburse for the use of INBRIJA or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for INBRIJA, AMPYRA and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

###